UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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National Storage Affiliates Trust
(Exact Name of Registrant as Specified in Its Charter)

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Maryland	46-5053858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8400 East Prentice Avenue, 9th Floor	80111
Greenwood Village, CO
(Address of Principal Executive Offices)	(Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	The New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this Form relates: 333-253663
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Securities to be registered pursuant to Section 12(g) of the Act
None
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ITEM 1.         Description of Registrant's Securities to be Registered.
National Storage Affiliates Trust (the "Registrant") hereby incorporates by reference herein the description of its 6.000% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the "Series B Preferred Shares"), to be registered hereunder set forth under the heading "Description of the Series B Preferred Shares of Beneficial Interest" in the Registrant's prospectus supplement, dated September 14, 2023, forming part of its Registration Statement on Form S-3 (File No. 333-253663), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, which became effective on February 26, 2021 by the SEC, covering the offer and sale of shares of the class of securities to be registered hereby. The Series B Preferred Shares are expected to be listed on the New York Stock Exchange.
ITEM 2.         Exhibits.
The following exhibits are furnished with this report:

Exhibit Number	Description
3.1
Articles of Amendment and Restatement of National Storage Affiliates Trust (Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed with the SEC on June 5, 2015, is incorporated herein by this reference)

3.2	Second Amended and Restated Bylaws of National Storage Affiliates Trust (Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on April 3, 2018, is incorporated herein by this reference)
3.3*
Articles Supplementary designating the Series B Preferred Shares of National Storage Affiliates Trust (Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on March 23, 2023, is incorporated herein by this reference)

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*Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ Brandon S. Togashi
Brandon S. Togashi
Chief Financial Officer

Date: September 14, 2023